UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 8, 2024

Academy Sports and Outdoors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39589	85-1800912
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation )	File No.)	Identification No.)

1800 North Mason Road
Katy, Texas 77449
(Address of principal executive offices including Zip Code)

(281) 646-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ASO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
On March 8, 2024 Academy, Ltd. (“Academy”), a wholly-owned subsidiary of Academy Sports and Outdoors, Inc. (the “Company”), as borrower, New Academy Holding Company, LLC, Associated Investors, L.L.C. and Academy Managing Co., L.L.C., each a direct or indirect, wholly-owned subsidiary of the Company, as guarantors, entered into an amendment (the “ABL Amendment”) to the First Amended and Restated ABL Credit Agreement, dated as of July 2, 2015, with JPMorgan Chase Bank, N.A. as the administrative agent and collateral agent, letter of credit issuer and swingline lender, and the several lenders party thereto, which ABL Amendment, among other things, extended the maturity of Academy’s asset-based revolving credit facility (the “ABL Credit Facility”) to March 8, 2029, unless if (i) more than $100 million of the aggregate principal amount of the 2027 Senior Notes (as defined in the ABL Amendment) or the Term Loans (as defined in the ABL Amendment), or any refinancing thereof, in each case, is outstanding on the date that is 91 days prior to the earliest maturity date of any such indebtedness or (ii) equal to or less than $100 million of the aggregate principal amount of the 2027 Senior Notes or the Term Loans, in either case, is outstanding on the date that is 91 days prior to the earliest maturity date of any such indebtedness and a Reserve (as defined in the ABL Amendment) in the ABL Credit Facility has not been taken for such amount, then the maturity date of the ABL Credit Facility will be the date that is 91 days earlier than the earlier maturity date of the 2027 Senior Notes and the Term Loans.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the ABL Amendment, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1
Amendment No. 4, dated March 8, 2024, to the First Amended and Restated ABL Credit Agreement, dated as of July 2, 2015, among Academy, Ltd., as borrower, New Academy Holding Company, LLC, Associated Investors, L.L.C., and Academy Managing Co., L.L.C., as guarantors, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as the letter of credit issuer, swingline lender, administrative agent and collateral agent.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADEMY SPORTS AND OUTDOORS, INC.

March 8, 2024	By:	/s/	Rene G. Casares
	Name:	Rene G. Casares
	Title:	Senior Vice President, General Counsel and Secretary